Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   Form S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               -----------------

                                PPL CORPORATION

            (Exact name of Registrant as specified in its charter)

          Commonwealth of Pennsylvania                     23-2758192
(State or other jurisdiction of incorporation           (I.R.S. Employer
                or organization)                     Identification Number)

                                PPL Corporation
                            Two North Ninth Street
                      Allentown, Pennsylvania 18101-1179
   (Address, including zip code, of Registrant's Principal Executive Office)

                       PPL EMPLOYEE STOCK OWNERSHIP PLAN
                           (Full title of the plan)

                                 James E. Abel
                     Vice President-Finance and Treasurer
                                PPL Corporation
                            Two North Ninth Street
                           Allentown, PA 18101-1179
                                (610) 774-5151
   (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                With Copies to:
                              Vincent Pagano, Jr.
                        Simpson Thacher & Bartlett LLP
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000


                        CALCULATION OF REGISTRATION FEE

================================================== =============== ================ ================= ==============
                                                                                        Proposed
                                                                      Proposed          maximum
     Title of each class of securities to be                           maximum         aggregate        Amount of
                   registered                       Amount to be   offering price    offering price   registration
                                                   registered (1)  per share  (2)         (2)              fee
-------------------------------------------------- --------------- ---------------- ----------------- --------------
Common Stock, $0.01 par value per share(a)....       1,000,000          $40.14          $40,140,000     $3247.33
================================================== =============== ================ ================= ==============

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of the common stock on the New York Stock Exchange on November 5, 2003.

                               -----------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by PPL Corporation (the "Company" or "Registrant") and the PPL Employee Stock Ownership Plan (the "Plan") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement.

     a. The Plan's Annual Report on Form 11-K for the year ended December 31, 2002.

     b. The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

     c. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003.

     d. The Current Reports on Form 8-K of the Company dated July 9, 2003, July 2, 2003, June 19, 2003, May 16, 2003 and April 2, 2003.

     e. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-B dated April 27, 1995.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not required.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities offered hereby has been passed upon by Thomas D. Salus, Esq., Senior Counsel of PPL Services Corporation, a subsidiary of the Company. Mr. Salus is a full-time employee of PPL Services Corporation.

Item 6.  Indemnification of Directors and Officers

     Section 7.01 of the By-laws of the Company reads as follows:

     "Section 7.01. Indemnification of Directors and Officers.

     (a) Right to Indemnification. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

     (c) Insurance and Funding. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (d) Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal."

     Directors and officers of the Company may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law.

     The Company presently has insurance policies which, among other things, include liability insurance coverage for officers and directors under which officers and directors are covered against any "loss" by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

   5(a) - Opinion of Thomas D. Salus, Esq. with respect to legality of securities being registered hereunder.

   5(b) - Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

  23(a) - Consent of PricewaterhouseCoopers LLP

  23(b) - Consent of Thomas D. Salus, Esq. (Reference is made to Exhibit
          5(a) filed herewith)

  23(c) - Consent of Simpson Thacher & Bartlett LLP (Reference is made to
          Exhibit 5(b) filed herewith)

     24 - Powers of Attorney

Item 9.  Undertakings.

     The Company hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the By-laws of the registrant and the provisions of Pennsylvania law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on the 10th day of November, 2003.


                                       PPL CORPORATION


                                       By:  /s/ William F. Hecht
                                            ----------------------------------
                                            William F. Hecht
                                            Chairman, President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities indicated on November 10, 2003.


                        Signature                             Title

/s/ William F. Hecht                                  Principal Executive
-------------------------------------------------     Officer and Director
William F. Hecht, Chairman, President and Chief
Executive Officer

/s/ John R. Biggar                                    Principal Financial
-------------------------------------------------     Officer and Director
John R. Biggar, Executive Vice President and
Chief Financial Officer

/s/ Joseph J. McCabe                                        Principal
-------------------------------------------------      Accounting Officer
Joseph J. McCabe, Vice President and Controller

Frederick M. Bernthal, John W. Conway, E. Allen             Directors
Deaver, Louise K. Goeser, Stuart Heydt, W. Keith
Smith and Susan M. Stalnecker

By:  /s/ William F. Hecht
     --------------------------------------------
     William F. Hecht, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the plan administrator of the employee benefit plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on the 10th day of November, 2003.


                                       PPL EMPLOYEE STOCK OWNERSHIP PLAN

                                       By: Employee Benefit Plan Board
                                           Plan Administrator


                                       By: /s/ Thoburn W. Hatten II
                                           ------------------------------------
                                           Thoburn W. Hatten II, Chairman

                                 EXHIBIT INDEX

Exhibit     Description


5(a) Opinion of Thomas D. Salus, Esq. with respect to legality of securities being registered hereunder

5(b) Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered hereunder

23(a)       Consent of PricewaterhouseCoopers LLP

23(b) Consent of Thomas D. Salus, Esq. (Reference is made to Exhibit 5(a) filed herewith)

23(c)       Consent of Simpson Thacher & Bartlett LLP (Reference is made to
            Exhibit 5(b) filed herewith)

24          Powers of Attorney